Calculation of Filing Fee Tables
S-3
TPG Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Class A Common Stock, par value $0.001 per share	415(a)(6)	166,294,642		$ 4,493,281,226.84			S-3	333-275278	11/02/2023	$ 663,208.31
Carry Forward Securities	2	Equity	Class A Common Stock, par value $0.001 per share	415(a)(6)	35,884,949		$ 1,756,209,404.06			S-3	333-282107	09/13/2024	$ 259,216.51
			Total Offering Amounts:				$ 6,249,490,630.90		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include $4,493,281,226.84 aggregate principal amount of unsold securities (the "2023 Unsold Securities") previously registered under our registration statement on Form S-3 (File No. 333-275278), which was filed with the Securities and Exchange Commission and became effective on November 2, 2023 (the "2023 Registration Statement"). We paid a filing fee of $663,208.31 (calculated at the filing fee rate in effect at the time of the filing of the 2023 Registration Statement) relating to the 2023 Unsold Securities under the 2023 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the 2023 Unsold Securities is being carried forward to this registration statement and will continue to be applied to the 2023 Unsold Securities, and (ii) the offering of the 2023 Unsold Securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities being registered hereunder include $1,756,209,404.06 aggregate principal amount of unsold securities (the "2024 Unsold Securities") previously registered under our registration statement on Form S-3 (File No. 333-282107), which was filed with the Securities and Exchange Commission and became effective on September 13, 2024 (the "2024 Registration Statement"). We paid a filing fee of $259,216.51 (calculated at the filing fee rate in effect at the time of the filing of the 2024 Registration Statement) relating to the 2024 Unsold Securities under the 2024 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the 2024 Unsold Securities is being carried forward to this registration statement and will continue to be applied to the 2024 Unsold Securities, and (ii) the offering of the 2024 Unsold Securities under the 2024 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date